EXHIBIT 1.6


















                               SNH CAPITAL TRUST I


                       10.125% Trust Preferred Securities,
             guaranteed to the extent set forth in the Guarantee by

                         Senior Housing Properties Trust


                             UNDERWRITING AGREEMENT








June 18, 2001

                             UNDERWRITING AGREEMENT


                                                                   June 18, 2001



UBS Warburg LLC
Salomon Smith Barney Inc.
A.G. Edwards & Sons, Inc.
First Union Securities, Inc.
Prudential Securities Incorporated
Credit Suisse First Boston Corporation
Tucker Anthony Incorporated
as Representatives of the several Underwriters

c/o UBS Warburg LLC
299 Park Avenue
New York, New York  10171-0026


Ladies and Gentlemen:

                  SNH Capital Trust I, a statutory  business trust created under the laws of the State of Maryland (the "Trust"), SNH Capital Trust Holdings, a statutory trust created under the laws of the State of Maryland, as sponsor of the Trust (the "Sponsor") and Senior Housing Properties Trust, a real estate investment trust formed and existing under the laws of the State of Maryland, as guarantor (the "Company" and, together with the Trust, the "Offerors"), propose, subject to the terms and conditions stated herein, that the Trust issue and sell to the Underwriters named in Schedule A hereto (the "Underwriters") an aggregate of $25,000,000 liquidation amount of 10.125% Trust Preferred Securities (liquidation amount $25.00 per preferred security) representing undivided beneficial interests in the assets of the Trust (the "Trust Preferred Securities"), guaranteed by the Company as to the payment of distributions, and as to payments on liquidation or redemption, to the extent set forth in a guarantee agreement (the "Guarantee") among the Company and State Street Bank and Trust Company, as trustee (the "Guarantee Trustee") (the "Firm Securities"). In addition, solely for the purpose of covering over-allotments, the Offerors propose to grant to the Underwriters the option to purchase up to an additional 150,000 Trust Preferred Securities (the "Additional Securities"). The Firm Securities and the Additional Securities are hereinafter collectively sometimes referred to as the "Securities."


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                  The proceeds of the sale of the Securities and an aggregate of
$773,200 liquidation amount of the Trust's Common Securities (liquidation amount $25.00 per common security) (the "Common Securities") are to be invested by the Trust in 10.125% Junior Subordinated Debentures due June 15, 2041 (the "Subordinated Debentures") of the Company to be issued pursuant to a Junior Subordinated Indenture, to be dated as of June 21, 2001, among the Company and State Street Bank and Trust Company, as trustee (the "Debenture Trustee").

                  The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement (file number 333-60392) on Form S-3 under the Act (the "registration statement"), including, among other things, a prospectus relating to, among other things, common shares of beneficial interest, preferred shares of beneficial interest, depository shares, guarantees, debt securities and warrants for such securities of the Company and preferred securities of the Trust, and such amendments to such registration statement as may have been required prior to the date hereof have been similarly prepared and have been filed with the Commission. Such registration statement, as so amended, and any post-effective amendments thereto, have been declared by the Commission to be effective under the Act. Such registration statement, as amended at the date of this Agreement meets the requirements set forth in Rule 415(a)(1)(x) under the Act ("Rule 415") and complies in all other material respects with said Rule. The Company will next file with the Commission pursuant to Rule 424(b) under the Act a final prospectus supplement to the basic prospectus included in such registration statement, as so amended, describing the Securities and the offering thereof, in such form as has been provided to or discussed with, and approved by the Underwriters.

                  The term "Registration Statement" as used in this Agreement means the registration statement, as amended at the time it became effective, as supplemented or amended prior to the execution of this Agreement, including (i) all financial schedules and exhibits thereto and (ii) all documents incorporated by reference or deemed to be incorporated by reference therein. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Securities may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. If an abbreviated registration statement is prepared and filed with the Commission in accordance with Rule 462(b) under the Act (an "Abbreviated Registration Statement"), the term "Registration Statement" includes the Abbreviated Registration Statement. The term "Basic Prospectus" as used in this Agreement means the prospectus dated May 21, 2001 forming a part of the Registration Statement. The term "Prepricing Prospectus" as used in this Agreement means the Basic Prospectus together with any preliminary form of prospectus supplement specifically relating to the Securities, in the form first filed with, or

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transmitted for filing to, the Commission  pursuant to Rule 424 of the Rules and
Regulations. The term "Prospectus Supplement" as used in this Agreement means the prospectus supplement dated June 18, 2001 specifically relating to the Securities, in the form first filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Act. The term "Prospectus" as used in
this  Agreement  means  the  Basic  Prospectus   together  with  the  Prospectus
Supplement except that if such Basic Prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement was first filed pursuant to Rule 424, the term "Prospectus" shall refer to the Basic Prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement. Any reference in this Agreement to the registration statement, the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the registration statement, the Registration Statement, the Basic Prospectus, such Prepricing Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, and any reference to any
amendment  or  supplement  to  the  registration  statement,   the  Registration
Statement, the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as
amended,   and  the  rules  and   regulations  of  the   Commission   thereunder
(collectively, the "Exchange Act") which, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the registration statement, the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement, the Prospectus, or any amendment or supplement thereto.

                  The Offerors and the Underwriters agree as follows:

                  1. Sale and Purchase. On the basis of the representations and warranties herein and subject to the terms and conditions herein set forth, the Trust agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at a price of $25.00 per Security that number of Securities set forth opposite the name of such Underwriter in Schedule A hereto.

                  2. Payment and Delivery. As compensation to the Underwriters for their commitments hereunder, and in view of the fact that the proceeds of the sale of the Securities will be used by the Trust to purchase the Subordinated Debentures of the Company, the Company hereby agrees to pay at the time of purchase (as defined below) to UBS Warburg LLC ("UBS Warburg"), for the accounts of the several Underwriters, a commission of $0.7875 per Security for the Securities to be delivered at the time of purchase by wire transfer of federal (same-day) funds. The total aggregate amount of the Underwriters' compensation is $787,500.


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

                  In addition, the Offerors hereby grant to the several Underwriters the option to purchase, and upon the basis of the representations, warranties and agreements of the Offerors and subject to all the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Trust, ratably in accordance with the number of Firm Securities to be purchased by each of them (subject to such adjustment as you shall determine to avoid fractional shares), all or a portion of the Additional Securities as may be necessary to cover over-allotments made in connection with the offering of the Firm Securities, at the same purchase price per share to be paid by the Underwriters to the Trust for the Firm Securities. This option may be exercised by you on behalf of the several Underwriters at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Offerors. Such notice shall set forth the aggregate number of Additional Securities as to which the option is being exercised, and the date and time when the Additional Securities are to be delivered (such date and time being herein referred to as the "additional time of purchase"); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day1 after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Securities to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Securities being purchased as the number of Firm Securities set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Securities (subject, in each case, to such adjustment as you may determine to eliminate fractional shares).

                  The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global certificates in book-entry form which will be deposited by or on behalf of the Trust with The Depository Trust Company ("DTC") or its designated custodian. The Trust will deliver the Securities to UBS Warburg, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of federal (same day) funds to a commercial bank account located in the United States and designated in writing at least forty-eight hours prior to the time of purchase by the Company to UBS Warburg, by causing DTC to credit the Securities to the account of UBS Warburg. The Trust will cause the global certificates representing the Securities to be made available to UBS Warburg for checking at least twenty-four hours prior to the time of purchase or the additional time of purchase, as the case may be. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on June 21, 2001

------
1 As used herein "business day" shall mean a day on which the New York Stock Exchange is open for trading.


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

or such other time and date as UBS Warburg and the Company may agree upon in writing. Such time and date are herein called the "time of purchase".

                  The documents to be delivered at the time of purchase and at the additional time of purchase, as the case may be, by or on behalf of the parties hereto pursuant to Section 6 hereof, will be delivered at such time and date at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019 or such other location as UBS Warburg and the Company may agree in writing (the "Closing Location"), and the Firm Securities and the Additional Securities will be delivered, at the time of purchase and at the additional time of purchase, as the case may be.

                  3.  Representations  and  Warranties  of  the  Offerors.   The
Offerors jointly and severally represent and warrant to each of the Underwriters that:

                  (a) No order preventing or suspending the use of the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement or the Prospectus is in effect and no proceedings for such purpose are pending or, to the knowledge of the Offerors, threatened by the Commission or the securities authority of any state or other jurisdiction. The Registration Statement has become effective under the Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Offerors, threatened by the Commission or the securities authority of any state or other jurisdiction.

                  (b) (i) The Offerors are eligible to use Form S-3 and the offering of the Securities complies with the requirements of Rule 415,
         (ii) each part of the Registration Statement, when such part became effective, complied in all material respects with applicable requirements of the Act, the Exchange Act and the Trust Indenture Act of 1939, as amended (the "TIA"), (iii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as may be amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement, any Abbreviated Registration Statement, the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement and the Prospectus comply and, as may be amended or supplemented, if applicable, will comply in all material respects with the Act, the Exchange Act and the TIA (v) the Prospectus does not contain and, as may be amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement, the Basic


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         Prospectus,  any Prepricing  Prospectus,  the Prospectus Supplement and
         the Prospectus based upon information relating to any Underwriter furnished to the Offerors by such Underwriter through you expressly for use therein.

                  (c) The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents, when they were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in (a) the Registration Statement, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, and (b) the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

                  (d) The Trust has been duly formed and is existing as a business trust in good standing under the laws of the State of Maryland, with full power to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Trust will be classified as a grantor trust and will not be classified as an association taxable as a corporation for United States federal income tax purposes.

                  (e) The Company has been duly formed and is existing and is in good standing under the laws of the State of Maryland, with the trust power to own, lease and operate its properties and conduct its business as described in the Registration Statement.

                  (f) The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the carrying on of its business requires such qualification, except where the failure to so qualify in any such jurisdiction would not individually or in the aggregate have a material adverse effect on the business, prospects, properties, condition (financial or otherwise) or results of operation of the Company and the Subsidiaries (as defined herein), taken as a whole (a "Material Adverse Effect").

                  (g) The Company has no subsidiaries other than those identified in Schedule B hereto (collectively, the "Subsidiaries"). Other than the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity


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         or  long-term  debt of any  other  corporation  or have any  direct  or indirect equity interest or ownership of long-term debt in any firm, partnership, joint venture, limited liability company, association or
         other   entity,   except  for  HRPT   Properties   Trust  and  Marriott
         International, Inc. Each Subsidiary has been duly incorporated or formed and is existing as a corporation or other entity, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite corporate trust, partnership or other power to acquire and own, lease and operate its
         properties   and  to  conduct  its   business,   as  described  in  the
         Registration Statement and the Prospectus; and each Subsidiary is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of the property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

                  (h) This Agreement has been duly authorized, executed and delivered by the Offerors.

                  (i) The Securities have been duly authorized in the Declaration (as defined below), and, when issued and delivered pursuant to this Agreement, such Securities will be validly issued and, subject to the qualifications set forth below, fully paid and non-assessable undivided beneficial interests in the assets of the Trust entitled to the benefits provided by the Amended and Restated Declaration of Trust of SNH Capital Trust I (the "Declaration") among the Sponsor and the Trustees named therein (the "Trustees") (subject to the terms of the Declaration); provided that the holders of the Securities (the "Securityholders") may be obligated, pursuant to the Declaration, to
         (a) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers of Securities and (b) provide security and indemnity in connection with requests of or directions to the Property Trustee (as defined in the Declaration) to exercise its rights and remedies under the Declaration; and the Securities conform to the description thereof contained in the Prospectus.

                  (j) The Common Securities have been duly authorized in the Declaration, and upon delivery by the Trust to the Company against payment therefor as set forth in the Declaration, will be validly issued undivided beneficial interests in the assets of the Trust and conform to the description thereof contained in the Prospectus; the issuance of the Common Securities is not subject to preemptive or other similar rights; and at the time of purchase and at the additional time of purchase, as the case may be, all of the issued and outstanding Common Securities will be directly or indirectly owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                  (k)  The   Securityholders   will  be  entitled  to  the  same
         limitation of personal liability extended to stockholders of private corporations for profit organized under


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         Title 2 of the Maryland  General  Corporation  Law;  provided  that the
         holders  of  the   Securities   may  be  obligated,   pursuant  to  the
         Declaration, to (a) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers of Securities and (b) provide security and indemnity in connection with requests of or directions to the Property Trustee (as defined in the Declaration) to exercise its rights and remedies under the Declaration; and the Securities conform to the description thereof contained in the Prospectus.

                  (l) The Guarantee, the Declaration, the Subordinated Debentures and the Indenture (the Guarantee, the Declaration, the Subordinated Debentures and the Indenture being collectively referred to as the "Company Agreements") have each been duly authorized by the Company and/or the Sponsor, as the case may be, and when validly executed and delivered by the Company and/or the Sponsor, as the case may be, and, in the case of the Guarantee, by the Guarantee Trustee, in the case of the Declaration, by the Trustees and, in the case of the Indenture, by the Debenture Trustee, and, in the case of the Subordinated Debentures, when issued by the Company and duly authenticated and delivered by the Debenture Trustee and paid for by the Trust, will constitute valid and legally binding obligations of the Company and/or the Sponsor, as the case may be, enforceable in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); the Subordinated
         Debentures when issued by the Company and duly authenticated and delivered by the Debenture Trustee, will be entitled to the benefits of the Indenture; and the Company Agreements conform to the descriptions thereof in the Prospectus;

                  (m) The issue and sale of the Securities by the Trust, the compliance by the Trust with all of the provisions of this Agreement, the Securities and the Declaration, the purchase of the Subordinated Debentures by the Trust, the execution, delivery and performance by the Trust of the Declaration and the consummation of the transactions contemplated herein and therein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Trust is a party or by which the Trust is bound or to which any of the property or assets of the Trust is subject, nor will such action result in any violation of the provisions of the Declaration or any existing statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust or any of its properties;



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

                  (n) Except as would not individually or in the aggregate, have a Material Adverse Effect, the issuance by the Company of the Guarantee and the Subordinated Debentures, the compliance by the Company with all of the provisions of this Agreement, the Guarantee, the Subordinated Debentures, the Declaration and the Indenture, the execution, delivery and performance by the Company and/or the Sponsor, as the case may be, of the Company Agreements, and the consummation of the transactions contemplated herein and therein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject. In addition, such action will not result in any violation of the provisions of the Declaration of Trust or the bylaws of the Company or any of the Company's other organizational documents or applicable laws or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its or its Subsidiaries' properties;

                  (o) The Commission has issued an order under the Act declaring the Registration Statement effective and the Guarantee, the Declaration and the Indenture have been qualified under the TIA and no other consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue of the Securities, the Guarantee or the Subordinated Debentures or the consummation by the Trust or the Company of the other transactions contemplated by this Agreement or the Company Agreements, except (1) for approval of the eligibility of the Trustees, the Guarantee Trustee and the Debenture Trustee under the Form T-1s filed with the Commission and (2) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the issuance by the Trust of the Securities and by the Company of the Guarantee and the Subordinated Debentures.

                  (p) Ernst & Young LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries was filed with the Commission as part of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and is incorporated by reference in the Registration Statement and Prospectus, are independent public accountants as required by the Act.

                  (q) KPMG LLP, whose report on the financial statements with respect to 42 nursing home facilities was filed with the Commission as part of the Company's Current Report on Form 8-K/A and is incorporated by reference in the Registration Statement and Prospectus, are independent public accountants as required by the Act.

                  (r) All legal or governmental proceedings, contracts, leases or documents of a character required to be described in the Registration Statement or the Prospectus or any Incorporated Document, and all documents required to be filed as an exhibit to the
         Registration Statement or any Incorporated Document, have been so described or filed or will be filed prior to the time of purchase as required.

                  (s) Except as otherwise set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company, the Trust or any of the Subsidiaries is a party or of which any of the Company's, the Trust's or any of the Subsidiaries' properties or assets or, to the knowledge of the Offerors, any of the properties of the Company, the Trust and the Subsidiaries that is the subject, the result of which would, individually or in the aggregate, have a Material Adverse Effect, and, to the Offerors' knowledge, no such proceedings are threatened or contemplated, except as disclosed in the Prospectus, the result of which would, individually or in the aggregate, have a Material Adverse Effect. To the Offerors' knowledge, after due investigation, there are no legal or governmental proceedings pending to which any lessee, sublessee or operator of any property of the Company or the Trust or any Subsidiary or portion thereof is a party, the result of which would, individually or in the aggregate, have a Material Adverse Effect, and no such proceedings are being threatened or contemplated, except as disclosed in the Prospectus and the result of which would, individually or in the aggregate, have a Material
         Adverse Effect. Neither the Company, the Trust nor any of the Subsidiaries has received from any governmental authority notice of any violation of any local, state or federal law, rule or regulation including without limitation any such law, rule or regulation applicable to the health care industry ("Health Care Laws") or relating to human health or safety or the environment or any hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), except as disclosed in the Prospectus, the result of which would, individually or in the aggregate, have a Material Adverse Effect, and to the Offerors' knowledge, there is no such violation, or any occurrence or circumstance that would give rise to a claim under or pursuant to any local, state or federal law, rule or regulation (including without limitation any Health Care Laws or Environmental

         Laws), which would, individually or in the aggregate, have a Material Adverse Effect. To the Offerors' knowledge, there is no violation of any local, state or federal law, rule or regulation (including without limitation Health Care Laws and Environmental Laws) by any person from whom the Company or any of the Subsidiaries acquired any of its properties (a "seller"), or any lessee, sublessee or operator of any of their respective properties or any part thereof, the result of which would, individually or in the aggregate, have a Material Adverse Effect, and to the Offerors' knowledge, there is no such violation, or any occurrence or circumstance that would give rise to a claim under or pursuant to any local, state or federal law, rule or regulation (including without limitation any Health Care Laws or Environmental
         Laws), which would, individually or in the aggregate, have a Material Adverse Effect, except as disclosed in the Prospectus. Neither the Offerors nor any of the Subsidiaries have received from any governmental authority any written notice of any condemnation of or zoning change affecting the properties or any part thereof of the Company or any of the Subsidiaries that individually or in the aggregate would have a Material Adverse Effect and the Offerors do not know of any such condemnation or zoning change which is threatened and which if consummated individually or in the aggregate would have a Material Adverse Effect. Nothing has come to the Offerors' attention that any seller, lessee, sublessee or operator of any property of the Company or any of the Subsidiaries, or portion thereof has, received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof of the Company or any of the Subsidiaries that individually or in the aggregate would have a Material Adverse Effect.

                  (t) Each of the  Company  and the  Subsidiaries  have good and marketable title in fee simple or ground leases to the properties disclosed in the Prospectus as being owned by them (the "Properties"), free and clear of all liens, encumbrances, claims, mortgages, deeds of trust, restrictions, security interests and defects ("Property Encumbrances"), except for: (x) the leasehold interests of lessees in the Company's and the Subsidiaries' properties held under lease (the "Leases") and (y) any other Property Encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect. All Property Encumbrances on or affecting the properties of the Company or any of the Subsidiaries which are required to be disclosed in the Prospectus are disclosed therein. Each of the Leases pertaining to the properties of the Company or any of the Subsidiaries has been duly authorized by the Company or one of the Subsidiaries, as applicable, and is a valid and binding agreement of the Company or one of the Subsidiaries, as applicable, and, to the knowledge of the Offerors, each other party thereto, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles. To the knowledge of the Offerors, no lessee of any portion of any of the properties of the Company or any of the Subsidiaries is in default under its respective lease and there is no event which, but for the passage of time or the giving of notice or both, would constitute a default under any such lease, except such defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

                  (u) The Offerors and each of the Subsidiaries and, to the Offerors' knowledge, each of the operators, lessees or sublessees of any property or portion thereof of the Company or any of the Subsidiaries have such permits, licenses, approvals, certificates, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any Health Care Laws or Environmental Laws, as are necessary in the case of each such party to acquire and own, lease or operate its properties and to conduct its business, all as described in the Prospectus, except where the failure to obtain such permits would not individually or in the aggregate have a Material Adverse Effect; except as described in the Prospectus, the Offerors and each of the Subsidiaries and, to the Offerors' knowledge, each of the lessees, sublessees or operators of any property or portion thereof of the Company or any of the Subsidiaries have fulfilled and performed all of their obligations with respect to such permits and, except as disclosed in the Prospectus, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other impairment of the rights of the holder of any such permit, except where the failure to fulfill or perform, or the resulting termination or impairment, would not, individually or in the aggregate, have a Material Adverse Effect; and, except as described in the Prospectus, such permits contain no restrictions that are burdensome to the Offerors and the Subsidiaries, taken as a whole and that would, individually or in the aggregate, have a Material Adverse Effect.

                  (v) The financial statements, together with the related schedules and notes, forming a part of the Registration Statement and the Prospectus present fairly the consolidated financial position of the Offerors and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Offerors and the Subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved. The pro forma financial statements and other pro forma financial data included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X of the Act, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. The other financial and statistical data set forth in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with such financial statements and books and records of the Company. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required.

                  (w) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any prospective material adverse change, in the business, properties, condition (financial or otherwise), or results of operations of the Offerors and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Offerors or the Subsidiaries, (iii) any obligation, direct or contingent, which is material to the Offerors and the Subsidiaries taken as a whole, incurred by the Offerors or the

         Subsidiaries, (iv) any change in the shares of beneficial interest or outstanding indebtedness of the Offerors or the Subsidiaries other than an increase of approximately $2 million under the Company's credit facility, or (v) any dividend or distribution of any kind declared, paid or made on the shares of beneficial interest of the Offerors other than (A) regular quarterly dividends, declared, paid or made or a dividend distribution of any kind on any class of its shares of beneficial interest (other than dividends or distributions from wholly-owned subsidiaries of the Company) and (B) the issuance of common shares of beneficial interest to the trustees and officers pursuant to the Company's Incentive Share Award Plan. Neither the Offerors nor the Subsidiaries has any material contingent obligation which is not disclosed in the Registration Statement.

                  (x) Each of the Offerors and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amount as are customary in the business in which they are engaged, except as described in the Prospectus. Except as would not, individually or in the aggregate, have a Material Adverse Effect, all policies of insurance insuring the Offerors and the Subsidiaries or any of their businesses, assets, employees, officers, directors and trustees are in full force and effect, and the Offerors and the Subsidiaries are in compliance with the terms of such policies in all material respects. Except as would not, individually or in the aggregate, have a Material Adverse Effect, there are no claims by the Offerors or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

                  (y) Neither the Offerors nor any of the Subsidiaries has either sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Offerors or any of the Subsidiaries or any other party to any such contract or agreement.

                  (z) Neither the Offerors nor any of the Subsidiaries or any of their respective affiliates has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Offerors to facilitate the sale or resale of the Securities.

                  (aa) The Offerors and the Subsidiaries have not sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with their businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as disclosed in the Prospectus or other than any loss or interference, which would individually or in the aggregate not have a Material Adverse Effect.

                  (bb) The Offerors and Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (cc) The Offerors and the Subsidiaries have filed all federal, state, local and foreign tax returns and tax forms required to be filed. Such returns and forms are complete and correct in all material respects, and all taxes shown by such returns or otherwise assessed that are due or payable have been paid, except such taxes as are being contested in good faith and as to which adequate reserves have been provided. All payroll withholdings required to be made by the Offerors and the Subsidiaries with respect to employees have been made, except where the failure to fulfill or perform, would not, individually or in the aggregate, have a Material Adverse Effect. The charges, accruals and reserves on the books of the Offerors and the Subsidiaries in respect of any tax liability for any year not finally determined are adequate to meet any assessments or reassessments for additional taxes. There have been no tax deficiencies asserted and, to the Offerors' knowledge, no tax deficiency might be reasonably asserted or threatened against the Offerors and/or the Subsidiaries that would individually or in the aggregate have a Material Adverse Effect.

                  (dd) The Company meets the requirements for qualification and taxation as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986 (the "Code").

                  (ee) Neither the Trust nor the Company is nor, after giving effect to the offering and sale of the Securities, will be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

                  4. Certain Covenants of the Offerors. The Offerors jointly and severally hereby agree:

                  (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Securities, and, to the extent required or advisable, the

         Guarantee and the Subordinated Debentures, for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect so long as required for the distribution of the Securities; provided that the Company and the Trust shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Securities); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

                  (b) to make available to the Underwriters in New York City as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Offerors shall have made any amendments or supplements thereto) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus beyond the nine-month period referred to in
         Section 10(a)(3) of the Act in connection with the sale of the Securities, the Offerors will prepare promptly upon request, at its expense, such amendment or amendments to the Registration Statement and such prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

                  (c) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or Prospectus including by filing any documents that would be incorporated therein by reference and to file no such amendment or supplement to which you shall object in writing;

                  (d) that the Company will file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the shares, and to promptly notify you of such filing;

                  (e) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto or any Abbreviated Registration Statement to be declared effective before the offering of the Securities may commence, the Offerors will endeavor to cause the Registration

         Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective;

                  (f) to furnish to you and, upon request, to each of the other Underwriters for a period of three years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its shareholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission,
         (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Offerors are listed, and (iv) such other information as you may reasonably request regarding the Offerors or the Subsidiaries, in each case as soon as such communications, documents or information becomes available; provided, however, that in no case shall the Offerors be required to furnish materials pursuant to this paragraph which are filed and publicly accessible via EDGAR;

                  (g) to advise the Underwriters promptly of the happening of any event known to the Offerors within the time during which a Prospectus relating to the Securities is required to be delivered under the Act which, in the judgment of the Offerors, would require the making of any change in the Prospectus then being used, or in the information incorporated therein by reference, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Offerors' expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

                  (h) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the date of the Prospectus (as contemplated in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period;

                  (i) to furnish to each of the Representatives and Dewey Ballantine LLP one conformed copy of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein), and sufficient conformed copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

                  (j) to furnish to you as early as practicable prior to the time of purchase and the additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(d) hereof;

                  (k) to apply the proceeds from the sale of the Securities in the manner set forth under the caption "Use of Proceeds" in the Prospectus;

                  (l) that the Offerors will jointly and severally be responsible for payment of all expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the issuance, sale and delivery of the Securities, (iii) the word processing and/or printing of this Agreement, any Agreement Among Underwriters and any dealer agreements and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Securities, the Guarantee and Subordinated Debentures issuable upon exchange of the Securities, for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel to the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Securities on any securities exchange and any registration thereof under the Exchange Act, (vi) the filing for review of the public offering of the Securities by NASD Regulation, Inc. (including the legal fees and filing fees and other disbursements of counsel to the Underwriters with respect thereto), (vii) the cost of preparing the Securities and the Company Agreements, (viii) the fees and expenses of the Trustees, the Guarantee Trustee and the Debenture Trustee and any agent of the Trustees, the Guarantee Trustee and the Debenture Trustee and the fees and disbursements of counsel for the Trustees in connection with the Declaration and the Securities, counsel for the Guarantee Trustee in connection with the Guarantee and counsel for the Debenture Trustee in connection with the Indenture and the Subordinated Debentures, (ix) any fees charged by securities ratings services for rating the Securities and the Subordinated Indentures, and (x) the performance of the Company's other obligations under this agreement;

                  (m) to furnish to you, before filing with the Commission subsequent to the effective date of the Registration Statement and during the period referred to in paragraph (g) above, a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act;

                  (n) to not, without the prior written consent of UBS Warburg, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Trust Preferred Securities or substantially similar securities to Trust Preferred Securities, or publicly announce an intention to effect any such transaction, within 30 days after the time of purchase or the additional time of purchase, as the case may be;

                  (o) to use their best efforts to cause the Securities to be listed on the NYSE within 30 days hereof; if the Securities are exchanged for Subordinated Debentures, the Company will use its best efforts to effect the listing of the Subordinated Debentures on any exchange on which the Securities are then listed;

                  (p) that the Company will use its best efforts to continue to qualify as a REIT under the Code.

                  5. Reimbursement of Underwriters' Expenses. If the Securities are not delivered for any reason other than the termination of this Agreement pursuant to clause (ii), (iii) or (iv) of the second paragraph of Section 7 hereof or pursuant to the last paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in
Section 4 hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

                  6. Conditions of Underwriters' Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Offerors on the date hereof, at the time of purchase and at the additional time of purchase, as the case may be, the performance by the Offerors of their respective obligations hereunder and to the following additional conditions precedent:

                  (a) The Offerors shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Sullivan & Worcester

         LLP, counsel for the Offerors, addressed to the Underwriters, and dated the time of purchase and the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form satisfactory to Dewey Ballantine LLP, counsel for the Underwriters, stating that:

                           (i) the Company has been duly formed,  is existing as
                  a real estate investment trust and is in good standing under the laws of the State of Maryland, with trust power to own, lease and operate its properties and conduct its business in all material respects as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Subordinated Debentures as herein contemplated;

                           (ii) the Company is duly qualified to transact business and is in good standing in each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

                           (iii) each  Subsidiary  of the Company  identified in
                  Schedule C attached hereto (each a "Material Subsidiary") is a corporation or other legal entity duly formed, existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Material Subsidiary has the corporate trust, partnership or other power to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact. All of the issued and outstanding shares of beneficial ownership of, or other ownership interests in, of each Material Subsidiary has been duly authorized and validly issued, is fully paid and except as to Material Subsidiaries that are partnerships, non-assessable and except for SPTMRT Properties Trust, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien or encumbrance;

                           (iv)  this   Agreement  has  been  duly   authorized,
                  executed and delivered by the Company, and is a legal, valid and binding agreement of the Company, enforceable in accordance with their terms, except as enforcement of the same
                  may  be  limited  by   bankruptcy,   insolvency,
                  moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles and except as to those provisions relating to indemnities for liabilities arising under the Act as to which no opinion need be expressed;

                           (v) the  Subordinated  Debentures  have been duly and
                  validly authorized by all necessary trust action on the part of the Company and, the Subordinated Debentures have been duly and validly executed by and delivered by the Company and when authenticated by the Debenture Trustee in accordance with the Indenture and paid for by the Trust, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as such enforceability is subject to the effect of any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and the Subordinated Debentures are in the form provided for by the Indenture;

                           (vi) the Guarantee has been duly and validly authorized by all necessary trust action on the part of the Company; the Guarantee has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by the Guarantee Trustee) constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability is subject to the effect of any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                           (vii) the  Declaration  and the  Indenture  have each
                  been duly authorized, executed and delivered by the Sponsor and the Company, as the case may be, and, when executed and delivered by the other parties thereto, will constitute valid and binding obligations of the Sponsor and the Company, as the case may be, enforceable in accordance with their respective terms, except as such enforceability is subject to the effect of any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in proceeding in equity or at law);

                           (viii) the Company has an  authorized  capitalization
                  as set forth under the caption "Description of Common Shares" in the Prospectus, and all of the issued shares of beneficial interest of the Company have been duly authorized by all necessary trust action and are validly issued, and are fully paid and non-assessable and are not subject to preemptive or, to the knowledge of such counsel, similar rights;

                           (ix) the terms of the  Securities,  the  Subordinated
                  Debentures and the Guarantee conform as to legal matters in all material respects to the descriptions thereof contained in the Prospectus, including, without limitation, under the captions "Description of debt securities" and "Description of trust preferred securities and trust guarantee"; the Securities, the Subordinated Debentures and the Guarantee conform as to legal matters in all material respects to the descriptions thereof contained in the Prospectus Supplement, including, without limitation, under the captions "Description of the trust preferred securities", "Description of the junior subordinated debentures", "Subordination of the guarantee" and "Relationship among the trust preferred securities, the guarantee and the junior subordinated debentures";

                           (x) the Guarantee,  the Declaration and the Indenture
                  will have been duly qualified under the TIA;

                           (xi) the  Registration  Statement and the  Prospectus
                  (except as to the financial statements and schedules and other financial and statistical data contained therein and the Statements of Eligibility on Form T-1 included in the Registration Statement, as to all of which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act;

                           (xii) the Registration Statement has become effective
                  under the Act and, to such counsel's knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act and any required filing of the Prospectus, and any supplement thereto pursuant to Rule 424 under the Act has been made in the manner and within the time period required by such Rule 424;

                           (xiii) no approval,  authorization,  consent or order
                  of or filing with any federal, Maryland, Massachusetts or New York governmental or regulatory commission, board, body, authority or agency having jurisdiction over the Company or the Sponsor, as the case may be, is required in connection with the execution, delivery and performance of this Agreement and the Company Agreements, the issuance and sale of the Securities being delivered at the time of purchase and at the additional time of purchase, as the case may be, or the issuance of the Guarantee and the Subordinated Debentures and the consummation of the transactions contemplated hereby, by the Company Agreements and by the Prospectus, other than those that have been obtained under the Act and other than any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters, as to which such qualification such counsel need express no opinion;

                           (xiv) the execution, delivery and performance of this
                  Agreement and the Company Agreements by the Company and the transactions contemplated hereby, by the Company Agreements do not and will not conflict with, or result in any breach of, or constitute a violation under (nor constitute any event which with notice, lapse of time, or both, would result in any breach of, or constitute a default under) (A) any provisions of the Declaration of Trust, charter, by-laws or other organizational documents of the Company or any of the Material Subsidiaries, (B) any provision of any material agreement or other instrument to which the Company or any of the Material Subsidiaries is a party or by which their respective properties may be bound or affected, that is described in the Prospectus filed as an exhibit to the Registration Statement or is otherwise known to such counsel or (C) any federal, state, local or foreign law, regulation or rule, or any decree, to which the Company or the Material Subsidiaries may be subject;

                           (xv) to such counsel's knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be filed as exhibits to the Registration Statement or to be described in the Prospectus which have not been so filed or described;

                           (xvi) each of the Company  and the Trust is not,  and
                  after the offering and sale of the Securities and the Subordinated Debentures, will not be, an "investment company," or an entity controlled by an "investment company," as such terms are defined in the Investment Company Act; and

                           (xvii) to such counsel's  knowledge the statements in
                  (i) the Registration Statement and the Prospectus under the captions "Risk factors--Risks Relating to the Trust Preferred Securities", "Tenants and property operations", "SNH Capital Trust I", "Description of the trust preferred securities", "Description of the junior subordinated debentures", "Subordination of the guarantee", "Relationship among the trust preferred securities, the guarantee and the junior subordinated debentures", "Federal income tax considerations" and "ERISA plans, Keogh plans and individual retirement accounts" and in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 under the captions "Business--Financing Policies" (with respect to the first paragraph only), "Business--Regulation and Reimbursement", "Business--Government Regulations and Rate Setting" and "Federal Income Tax Considerations" in each case insofar as such statements purport to summarize matters arising under Maryland, Massachusetts or New York law or the federal law of the United States, or provisions of documents as to which the Company or the Trust is a party specifically referred to therein, are accurate in all material respects.

                  In addition, such counsel shall state that, in the opinion of such counsel, and subject to the restrictions and limitations set forth in such counsel's tax opinion filed as an exhibit to the Registration Statement, (a) the Company has qualified to be taxed as a REIT under the Code for each of its fiscal years and (b) the proposed method of operation described in the Prospectus and as represented to such counsel by the Company will enable the Company to continue to satisfy the requirements for such qualification for subsequent fiscal years under the Code. Actual qualification as a REIT, however, will depend upon the Company's continued ability to meet, and its meeting, through actual annual operating results and distributions, the various qualifying tests under the Code.

                  Also, such counsel shall state that it has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraphs (xi) and (xvii) above and the paragraph immediately preceeding this paragraph), on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at all times up to and including the time of purchase and the additional time of purchase, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included and the Statements of Eligibility on Form T-1 in the Registration Statement or Prospectus).

                  In rendering their opinion as aforesaid, Sullivan & Worcester LLP may rely upon an opinion, dated as of the time of purchase or the additional time of purchase, as the case may be, of Ballard Spahr Andrews & Ingersoll, LLP as to matters governed by Maryland law, provided that such reliance is expressly authorized by such opinion and a copy of such opinion is delivered to the Underwriters and is, in form and substance, satisfactory to the Underwriters and counsel for the Underwriters. In addition, in rendering such opinion, such counsel may state that their opinion as to laws of the State of Delaware is limited to the Delaware General Corporation Law and that their opinion with respect to the qualification of the Company and is Subsidiaries to do business in jurisdictions other than their respective jurisdiction of organization is based solely upon certificates to such effect issued by an appropriate official of the applicable jurisdictions.

                  (b) The Offerors shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Ballard Spahr Andrews & Ingersoll, LLP, special Maryland counsel of the Offerors, addressed to the Underwriters, and dated the time of purchase and the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form satisfactory to Dewey Ballantine LLP, counsel for the Underwriters, stating that:

                           (i) the Company has been duly formed,  is existing as
                  a real estate investment trust and is in good standing under the laws of the State of Maryland, with trust power to own, lease and operate its properties and conduct its business in all material respects as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Subordinated Debentures as herein contemplated;

                           (ii) each  Subsidiary  of the Company  identified  in
                  Schedule D attached hereto (each a "Maryland Subsidiary") is a corporation or other legal entity duly formed, existing and in good standing under the laws of its jurisdiction of organization. Each Maryland Subsidiary has the trust power to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact. All of the issued and outstanding shares of beneficial interest of each Maryland Subsidiary have been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, and to such counsel's knowledge, except for SPTMRT Properties Trust, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

                           (iii) the Trust has been duly  formed and is existing
                  and in good standing as a business trust under the Maryland Business Trust Act, and all filings required under the laws of the State of Maryland with respect to the creation and valid existence of the Trust as a business trust have been made;

                           (iv) under the  Maryland  Business  Trust Act and the
                  Declaration, the Trust has the trust power to own property and conduct its business, in all material respects as described in the Prospectus;

                           (v) under  the  Maryland  Business  Trust Act and the
                  Declaration, the Trust has the trust power to (a) enter into and perform its obligations under this Agreement and (b) issue and perform its obligations under the Securities and the Common Securities;

                           (vi) under the  Maryland  Business  Trust Act and the
                  Declaration, the execution and delivery by the Trust of this Agreement, and the performance by the Trust of its obligations hereunder, have been duly authorized by all necessary trust action on the part of the Trust;

                           (vii) under the Maryland  Business  Trust Act and the
                  Declaration, this Agreement has been duly executed by the Company, the Sponsor and the Trust;

                           (viii) the  Securities  have been duly  authorized in
                  the Declaration and are validly issued and, subject to the qualifications set forth herein, fully paid and non-assessable undivided beneficial interests in the assets of the Trust and are entitled to the benefits provided by the Declaration (subject to the terms of the Declaration); provided that such counsel may note that the Securityholders may be obligated, pursuant to the Declaration, to (a) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Securities certificates and the issuance of replacement Securities certificates and (b) provide security and indemnity in connection with requests of or directions to the Property Trustee (as defined in the Declaration) to exercise its rights and remedies under the Declaration. Except as provided in the foregoing sentence, the Securityholders, as beneficial owners of the Trust, are entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under Title 2 of the Maryland General Corporation Law;

                           (ix) the  Common  Securities  of the Trust  have been
                  duly authorized by the Declaration and are validly issued, and fully paid undivided beneficial interests in the assets of the Trust;

                           (x) under  the  Maryland  Business  Trust Act and the
                  Declaration, the issuance of the Securities and the Common Securities is not subject to preemptive rights;

                           (xi)  the  issuance  and  sale  by the  Trust  of the
                  Securities and the Common Securities, the execution, delivery and performance by the Trust of this Agreement and the Company Agreements, the consummation by the Trust of the transactions contemplated by this Agreement and the Declaration and compliance by the Trust with its obligations thereunder do not violate (a) any of the provisions of the Certificate of Trust of the Trust or the Declaration or any organizational documents of any of the Maryland Subsidiaries, or (b) any applicable local or state Maryland law or administrative regulation;

                           (xii) the Subordinated  Debentures have been duly and
                  validly authorized by all necessary trust action on the part of the Company and, the Subordinated Debentures have been duly and validly executed by and delivered by the Company;

                           (xiii) the Guarantee has been duly and validly authorized by all necessary trust action on the part of the Company; the Guarantee has been duly and validly executed and delivered by the Company;

                           (xiv) the Company has an authorized capitalization as
                  set forth under the caption "Description of Common Shares" in the Prospectus, and all of the issued shares of beneficial interest of the Company have been duly authorized by all necessary trust action and are validly issued, and are fully paid and non-assessable and are not subject to preemptive or, to the knowledge of such counsel, similar rights;

                           (xv) to such  counsel's  knowledge the  statements in
                  (i) the Registration Statement and the Prospectus under the captions "Risk factors--Risks Relating to the Trust Preferred Securities", "SNH Capital Trust I", "Description of the trust preferred securities", "Relationship among the trust preferred securities, the guarantee and the junior subordinated debentures", "Description of trust preferred securities and trust guarantee", "Description of certain provisions of Maryland law and of our declaration of trust and bylaws" and in each case insofar as such statements purport to summarize matters arising under Maryland law are accurate in all material respects;

                           (xvi) no approval, authorization, consent or order of
                  or filing with any Maryland governmental or regulatory commission, board, body, authority or agency having jurisdiction over the Company is required in connection with the execution, delivery and performance of this Agreement and the Company Agreements, the issuance and sale of the Securities being delivered at the time of purchase and at the additional time of purchase, as the case may be, or the issuance of the Guarantee and the Subordinated Debentures and the consummation of the transactions contemplated hereby, by the Company Agreements and by the Prospectus (In rendering the opinion expressed in this paragraph (xvi), such counsel need express no opinion concerning the securities laws of the State of Maryland.); and

                           (xvii) the Securityholders  (other than those holders
                  of the Securities who reside or are domiciled in the State of Maryland) will have no liability for income taxes imposed by the State of Maryland solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Maryland.

                  (c) You shall have received at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Dewey
         Ballantine LLP, counsel for the Underwriters, dated the time of purchase and the additional time of purchase, as the case may be, with respect to the issuance and sale of the Securities by the Company, the Registration Statement, the Prospectus and such other related matters as the Underwriters may require. In addition, Dewey Ballantine LLP may rely on the opinion of Ballard Spahr Andrews & Ingersoll, LLP as to all matters of Maryland law.

                  (d) You shall have received from Ernst & Young LLP, a letter dated, respectively, the date of this Agreement and the time of purchase and the additional time of purchase, as the case may be, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms approved by Dewey Ballantine LLP, counsel for the Underwriters.

                  (e) You shall have received from KPMG LLP, a letter dated, respectively, the date of this Agreement and the time of purchase and the additional time of purchase, as the case may be, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms approved by Dewey Ballantine LLP, counsel for the Underwriters.

                  (f) No amendment or supplement to the Registration Statement or Prospectus, including documents deemed to be incorporated by reference therein, shall have been made to which you have objected in writing.

                  (g) Prior to the time of purchase and the additional time of purchase, as the case may be, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and
         (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

                  (h) Between the time of execution of this Agreement and the time of purchase and the additional time of purchase, as the case may be, (i) no material and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the business, prospects, properties, condition of the Offerors and the Subsidiaries taken as a whole shall occur or become known and (ii) no transaction which is material and unfavorable to the Offerors and the Subsidiaries taken as a whole shall have been entered into by the Offerors or any of the Subsidiaries.

                  (i) Between the time of execution of this Agreement and the time of purchase and the additional time of purchase, as the case may be, there shall not have occurred any downgrading, nor shall any notice or announcement have been given or made of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization," as that term is defined in Rule 436(g)(2) under the Act.

                  (j) The Company will, at the time of purchase and at the additional time of purchase, as the case may be, deliver to you a certificate of two of its executive officers to the effect that the representations and warranties of the Company as set forth in this Agreement are true and correct as of such date, that the Company has performed such of its obligations under this Agreement as are to be performed at or before the time of purchase and the additional time of purchase, as the case may be, and the conditions set forth in paragraphs (g), (h) and (i) of this Section 6 have been met.

                  (k) The Company will, at the time of purchase and at the additional time of purchase, as the case may be, deliver to you a certificate signed by the President of the Company substantially in such form approved by you and counsel to the Underwriters, respecting the Company's compliance, both prior to and after giving effect to the transactions contemplated hereby, and certain matters relating to the Company and the Subsidiaries.

                  (l) The Securities shall have been approved for listing on the New York Stock Exchange, such listing to be effective within thirty days of the date hereof.

                  (m) The Company, the Sponsor, the Trustees, the Guarantee Trustee and the Debenture Trustee shall have executed and delivered the Company Agreements.

                  The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and the additional time of purchase, as the case may be, as you may reasonably request.

                  7. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

                  The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of you or any group of Underwriters (which may include you) which has agreed to purchase in the aggregate at least 50% of the Firm Securities (i) if, since the time of execution of this Agreement or the respective dates as of which information is given in the Registration Statement and Prospectus, (y) there has been any material adverse and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the business, prospects, properties, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries taken as a whole, which would, in your judgment or in the judgment of such group of Underwriters, make it impracticable to market the Securities, or (z) there shall have occurred any downgrading, or any notice shall have been given of (a) any intended or potential downgrading or (b) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any of its subsidiaries by any "nationally recognized statistical rating organization", as that term is defined in Rule 436(g)(2) under the Act or (ii) if, at any time prior to the time of purchase and the additional time of purchase, as the case may be, trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq shall have been suspended or limitations or minimum prices shall have been established on the New York Stock Exchange, the American Stock Exchange or the Nasdaq or (iii) if, at any time prior to the time of purchase and the additional time of purchase, as the case may be, a banking moratorium shall have been declared either by the United States or New York State authorities, or (iv) if, at any time prior to the time of purchase and the additional time of purchase, as the case may be, the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in your judgment or in the judgment of such group of Underwriters, to make it impracticable to market the Securities.

                  If you or any group of Underwriters elects to terminate this Agreement as provided in this Section 7, the Offerors and each other Underwriter shall be notified promptly by letter, telegram or telecopy.

                  If the sale to the Underwriters of the Securities, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Offerors shall be unable to comply with any of the terms of this Agreement, the Offerors shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4, 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Offerors under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

                  8. Increase in Underwriters' Commitments. Subject to Sections 6 and 7, if any Underwriter shall default in its obligation to take up and pay for the Securities to be purchased by it hereunder (otherwise than for reasons sufficient to justify the termination of this Agreement under the provisions of
Section 7 hereof) and if the principal amount of Securities which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total aggregate principal amount of Securities, the non-defaulting Underwriters shall take up and pay for (in addition to the principal amount of Securities they are obligated to purchase pursuant to
Section 1 hereof) the principal amount of Securities agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Securities shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such principal amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Securities shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate principal amount of Securities set opposite the names of such non-defaulting Underwriters in Schedule A.

                  If a new Underwriter or Underwriters are substituted by the Underwriters or by the Offerors for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Offerors or you shall have the right to postpone the time of purchase and the additional time of purchase, as the case may be, for a period not exceeding five business days in order that any necessary changes in the Prospectus and other documents may be effected.

                  The term Underwriter as used in this agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

                  If the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total aggregate principal amount of Securities which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Offerors shall make arrangements within the five business day period stated above for the purchase of all the Securities which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Offerors to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Offerors. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  9. Indemnity and Contribution.

                  (a) The Company and the Trust, jointly and severally, agree to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers, employees and agents and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement or in the Prospectus (or in any of the foregoing as the same may at any time be amended or supplemented), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement or the Prospectus (or in any of the foregoing as the same may at any time be amended or supplemented) or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished by or on behalf of any Underwriter through you to the Offerors expressly for use with reference to such Underwriter in the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement or the Prospectus (or in any of the foregoing as the same may at any time be amended or supplemented) or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement or the Prospectus (or in any of the foregoing as the same may at any time be amended or supplemented) or necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement made by the Offerors in Section 3 of this Agreement or the failure by the Offerors to perform when and as required any agreement or covenant contained herein or (iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Offerors or based upon written information furnished by or on behalf of the Offerors including, without limitation, slides, videos, films, tape recordings, used in connection with the marketing of the Securities; provided, however, that, solely with regard to clause (i), the foregoing
indemnity   agreement  with  respect  to  any  Basic  Prospectus  or  Prepricing
Prospectus  shall  not inure to the  benefit  of any  Underwriter  from whom the person asserting such losses, claims, damages or liabilities purchased Securities, or any person controlling the Underwriter, if sufficient copies of the Prospectus were timely delivered to such Underwriter pursuant to Section 4 hereof and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not given or sent to such person, if required by law to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

                  If any action, suit or proceeding (together, a "Proceeding") is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Offerors pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Offerors in writing of the institution of such Proceeding and the Offerors shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Offerors shall not relieve the Offerors from any liability which the Offerors may have to any Underwriter or any such person or otherwise. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Offerors in connection with the defense of such Proceeding or the Offerors shall not have, within a reasonable period of time in light of the circumstances employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Offerors (in which case the Offerors shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Offerors and paid as incurred (it being understood, however, that the Offerors shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Offerors shall not be liable for any settlement of any such Proceeding effected without its written consent but if settled with the written consent of the Offerors, the Offerors agree to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

                  (b) Each Underwriter severally agrees to indemnify, defend and hold harmless each of the Company and the Trust, its trustees, officers, employees and agents, and any person who controls the Company within the meaning of Section 15 of the Act, or Section 20 of the Exchange Act, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Offerors or any such person may incur under the Act, the Exchange Act, or common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished by or on behalf of such Underwriter through you to the Offerors expressly for use with reference to such Underwriter in the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement or in the Prospectus (or in any of the foregoing as such document may at any time be amended or supplemented) or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in the Registration
Statement, the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement or the Prospectus (or in any of the foregoing as such document may at any time be amended or supplemented) or necessary to make such information not misleading.

                  If any Proceeding is brought against the Offerors or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Offerors or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses, provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Offerors or any such person or otherwise. The Offerors or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Offerors or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Offerors and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

                  (c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this
Section 9 in respect of any losses, damage, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Offerors on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Offerors on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Offerors and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Securities. The relative fault of the Offerors on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Offerors or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any claim or Proceeding.

                  (d) The Offerors and the Underwriters  agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

                  (e) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Offerors contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors, officers, employees or agents or any person (including each partner, officer, director, employee or agent of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Offerors, its trustees, officers, employees or agents or any person who controls the Offerors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Securities. The Offerors and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Offerors, against any of the Offerors's trustees, officers, employees or agents in connection with the issuance and sale of the Securities, or in connection with the Registration Statement or Prospectus.

                  10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Warburg LLC, 299 Park Avenue, New York, New York 10171, Attention:
Syndicate Department, with a copy to Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, Attention: Glenn R. Pollner, Esq., if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company c/o Senior Housing Properties Trust at 400 Centre Street, Newton, Massachusetts 02458, Attention: David J. Hegarty, President, with a copy to Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109, Attention: Alexander A. Notopoulos, Jr., Esq., and if to the Trust at 400 Centre Street, Newton, Massachusetts 02458, Attention: Barry M. Portnoy, with a copy to Sullivan & Worcester LLP, Attention: Alexander A. Notopoulos, Jr., Esq.

                  11. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (a "Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

                  12. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Offerors consent to the jurisdiction of such courts and personal service with respect thereto. The Offerors hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against an Underwriter or any indemnified party. Each Underwriter, the Company and the Trust (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Offerors agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Offerors and may be enforced in any other courts in the jurisdiction of which the Offerors are or may be subject, by suit upon such judgment.

                  13. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, the Trust and to the extent provided in Section 9 hereof the controlling persons, directors and officers and, if applicable, trustees referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

                  14. Information Furnished by the Underwriters. The statements set forth in the last sentence on the last paragraph on the cover page of the Prospectus Supplement and the statements set forth in the first, third, fifth, seventh and eighth paragraph under the caption "Underwriting" in the Prospectus Supplement constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 9 hereof.

                  15. Counterparts. This Agreement may be signed by the parties in one or more counterparts that together shall constitute one and the same agreement among the parties.

                  16. Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Company, the Trust and their respective successors and assigns and any successor or assign of any substantial portion of the Company's, the Trust's and any of the Underwriters' respective businesses and/or assets.

                  17. Miscellaneous. UBS Warburg, an indirect, wholly-owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS Warburg. Because UBS Warburg is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS Warburg are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

                  A lending affiliate of UBS Warburg may have lending relationships with issuers of securities underwritten or privately placed by UBS Warburg. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by UBS Warburg will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of UBS Warburg.

                  THE ARTICLES OF AMENDMENT AND RESTATEMENT ESTABLISHING SENIOR HOUSING PROPERTIES TRUST, DATED SEPTEMBER 2, 1999, A COPY OF WHICH, TOGETHER WILL ALL AMENDMENTS THERETO, IS DULY FILED IN THE OFFICE OF THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "SENIOR HOUSING PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION OF TRUST, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SENIOR HOUSING PROPERTIES TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SENIOR HOUSING PROPERTIES TRUST. ALL PERSONS DEALING WITH SENIOR HOUSING PROPERTIES TRUST, SHALL LOOK ONLY TO THE ASSETS OF SENIOR HOUSING PROPERTIES TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

                  If the foregoing correctly sets forth the understanding between each of the Underwriters, the Company, the Sponsor and the Trust please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Underwriters severally, the Company and the Trust.

                                Very truly yours,

                                SNH CAPITAL TRUST HOLDINGS,
                                On behalf and as sponsor of SNH Capital Trust I


                                By:  /s/ David J. Hegarty
                                     Name:  David J. Hegarty
                                     Title:  President


                               SNH CAPITAL TRUST I



                               By:  /s/ Barry M. Portnoy
                                    Name:  Barry M. Portnoy
                                    Title:  Trustee


                               SENIOR HOUSING PROPERTIES TRUST


                               By:  /s/ David J. Hegarty
                                    Name:  David J. Hegarty
                                    Title: President and Chief Operating Officer

Accepted and agreed to as of the date first above written:

UBS WARBURG LLC
SALOMON SMITH BARNEY INC.
A.G. EDWARDS & SONS, INC.
FIRST UNION SECURITIES, INC.
PRUDENTIAL SECURITIES INCORPORATED
CREDIT SUISSE FIRST BOSTON CORPORATION
TUCKER ANTHONY INCORPORATED

By:   UBS WARBURG LLC


By:   /s/ William McGahan
      Name:  William McGahan
      Title:  Managing Director



By:   /s/ John Doherty
      Name:  John Doherty
      Title:  Director

                                   SCHEDULE A



                                                                                     Number of Firm Securities
Underwriters                                                                              to be Purchased

UBS Warburg LLC..............................................................                   158,804
Salomon Smith Barney Inc. ...................................................                   158,800
A.G. Edwards & Sons, Inc. ...................................................                   158,800
First Union Securities, Inc. ................................................                   158,800
Prudential Securities Incorporated ..........................................                   158,800
Credit Suisse First Boston Corporation ......................................                    53,000
Tucker Anthony Incorporated .................................................                    53,000
Blaylock & Partners, L.P.....................................................                     8,333
Boenning & Scattergood, Inc..................................................                     8,333
CIBC World Markets Corp......................................................                     8,333
Fahnestock & Co. Inc.........................................................                     8,333
Janney Montgomery Scott LLC..................................................                     8,333
McDonald Investments Inc.....................................................                     8,333
McGinn, Smith & Co. Inc......................................................                     8,333
Mesirow Financial Inc........................................................                     8,333
The Robinson-Humphrey Company, LLC...........................................                     8,333
The Williams Capital Group, L.P..............................................                     8,333
U.S. Bancorp Piper Jaffray Inc...............................................                     8,333
Utendahl Capital Partners, L.P...............................................                     8,333
                                                                                 -----------------------------------

                                            Total............................... ==================================
                                                                                             1,000,000






                                 SCHEDULE A - 1

                                   SCHEDULE B

Subsidiary Name
HRES1 Properties Trust
HRES2 Properties Trust
SHOPCO Holdings, Inc.
SHOPCO-AZ, LLC
SHOPCO-CA, LLC
SHOPCO-COLORADO, LLC
SHOPCO-CT, LLC
SHOPCO-GA, LLC
SHOPCO-IA, LLC
SHOPCO-KS, LLC
SHOPCO-LA, LLC
SHOPCO-MA, LLC
SHOPCO-MI, LLC
SHOPCO-MO, LLC
SHOPCO-NC, LLC
SHOPCO-NE, LLC
SHOPCO-PA, LLC
SHOPCO-SD, LLC
SHOPCO-WI, LLC
SHOPCO-WY, LLC
SNH-CALIFORNIA, INC.
SNH Capital Trust Holdings
SNH Capital Trust I
SNH Capital Trust II
SNH Capital Trust III
SNH-IOWA, INC.
SNH Holding Co., Inc.
SNH-MICHIGAN, INC.
SNH-NEBRASKA, INC.
SPTGEN Properties Trust
SPTIHS Properties Trust
SPTMISC Properties Trust
SPTMNR Properties Trust
SPTMRT Properties Trust
SPTSUN Properties Trust
SPTSUN II Properties Trust


                                 SCHEDULE B - 1

                                   SCHEDULE C

Material Subsidiaries

HRES1 Properties Trust
SPTMRT Properties Trust


                                 SCHEDULE C - 1

                                   SCHEDULE D

Maryland Subsidiaries

HRES1 Properties Trust
HRES2 Properties Trust
SNH Capital Trust Holdings
SNH Capital Trust I
SNH Capital Trust II
SNH Capital Trust III
SPTGEN Properties Trust
SPTIHS Properties Trust
SPTMISC Properties Trust
SPTMNR Properties Trust
SPTMRT Properties Trust
SPTSUN Properties Trust
SPTSUN II Properties Trust


--------
1 As used herein "business day" shall mean a day on which the New York Stock Exchange is open for trading.



                                 SCHEDULE D - 1